Item 77I - DWS Global Bond Fund

Effective March 1, 2010 (the "Effective Date"),
 Class B shares of DWS Global Bond Fund (the
"Fund") will be closed to new purchases, except that Class B shares may continue to be purchased in connection with an exchange or the reinvestment of dividends or other distributions (including the investment of dividends and distributions in Class B shares of another fund). From and after the Effective Date, except as noted above, no new purchases of Class B shares will be allowed, whether by new investors or existing shareholders, including purchases under an automatic investment plan. The
 Effective Date is subject to change.

The closing of the Class B shares will
not affect: (a) the right of shareholders of Class B shares to continue to sell (redeem) their shares as provided in the prospectus, subject to any applicable contingent deferred sales charge
 ("CDSC"); or (b) the automatic conversion of Class B shares to
Class A shares six years after purchase. Class
 B shares held as of the Effective Date will continue as Class B shares with all Class B attributes, including Rule 12b-1 fees, until sold or until their automatic conversion to Class A shares.

Class A and Class C shares will continue to be offered as provided in the Fund prospectus.
Investors should note the differences among the classes as described in the prospectus, including differences in sales charges and operating expenses.

From and after the Effective Date, purchases by
 shareholders under Class B shares automatic investment plans ("AIPs") established on or prior to December 1, 2009 will be automatically continued with Class A shares. Such shareholders will then be permitted to purchase Class A shares at net asset value, without a sales charge, whether as part of their AIP or otherwise. The foregoing applies only to purchases under (i) AIPs established directly with DWS Investments
("DWS AIPs") and, (ii) provided they are identified as an AIP by DWS Investments, AIPs sponsored by others, such as government direct deposit, employer sponsored payroll direct deposit and auto-debit programs established with the shareholder's bank or credit union
("non-DWS AIP"). Shareholders with a non-DWS
AIP should contact DWS Investments prior to the Effective Date to ensure that their account is identified as an AIP. For any AIP established after December 1, 2009, this privilege to purchase
Class A shares without a sales charge will not apply and orders for Class B shares from such an AIP received on or after the Effective Date will not be accepted. For this reason, shareholders will not be permitted to establish DWS AIPs for Class B shares after December 1, 2009 and shareholders should not establish non-DWS AIPs for Class B shares after that date.

Additionally, from and after the Effective Date, certain employer-sponsored employee benefit plans (known as "DWS Investments Flex Plans")
 using the ExpertPlan subaccount record keeping system maintained for DWS Investments-branded plans that are currently purchasing Class B shares instead will purchase Class A shares at net asset value, without a sales charge.

The reinstatement feature described in the prospectus will be modified on the Effective Date to no longer permit certain shareholders who have sold their Class B shares to repurchase Class B shares within the six month period following the sale with a reimbursement (in the form of shares) of the CDSC. However, within the six month period after the sale, such shareholders may continue to purchase Class A shares without a sales charge with the proceeds of the sale of Class
B shares (but without a reimbursement of the CDSC),
 subject to the conditions of the
reinstatement feature as described in the prospectus.


Item 77I - DWS Emerging Markets Fixed Income Fund

Effective March 1, 2010 (the "Effective Date"),
 Class B shares of DWS Emerging Markets Fixed
Income Fund (the "Fund") will be closed to new purchases, except that Class B shares may continue to be purchased in connection with an exchange or the reinvestment of dividends or other distributions (including the investment of dividends and distributions in Class B shares of another fund). From and after the Effective Date, except as noted above, no new purchases of Class B shares will be allowed, whether by new investors or existing shareholders, including purchases under an automatic investment plan.
The Effective Date is subject to change.

The closing of the Class B shares will not affect:
(a) the right of shareholders of Class B shares to continue to sell (redeem) their shares as provided in the prospectus, subject to any applicable contingent deferred sales charge ("CDSC"); or (b)
 the automatic conversion of Class B shares to Class A shares six years after purchase. Class B shares held as of the Effective Date will continue as Class B shares with all Class B attributes, including Rule 12b-1 fees, until sold or until their automatic conversion to Class A shares.

Class A and Class C shares will continue to be
 offered as provided in the Fund prospectus.
Investors should note the differences among the classes as described in the prospectus, including differences in sales charges and operating expenses.

From and after the Effective Date, purchases by shareholders under Class B shares automatic investment plans ("AIPs") established on or prior to December 1, 2009 will be automatically continued with Class A shares. Such shareholders will then be permitted to purchase Class A shares at net asset value, without a sales charge, whether as part of their AIP or otherwise. The foregoing applies only to purchases under (i) AIPs established directly with DWS Investments
("DWS AIPs") and, (ii) provided they are identified as an AIP by DWS Investments, AIPs sponsored by others, such as government direct deposit, employer sponsored payroll direct
deposit and auto-debit programs established with the
 shareholder's bank or credit union ("non-
DWS AIP"). Shareholders with a non-DWS AIP should
 contact DWS Investments prior to the
Effective Date to ensure that their account is identified as an AIP. For any AIP established after December 1, 2009, this privilege to purchase Class
A shares without a sales charge will not apply and orders for Class B shares from such an AIP received on or after the Effective Date will not be accepted. For this reason, shareholders will not be permitted to establish DWS AIPs for Class B shares after December 1, 2009 and shareholders should not establish non-DWS AIPs for Class B shares after that date.

Additionally, from and after the Effective Date, certain employer-sponsored employee benefit plans (known as "DWS Investments Flex Plans")
 using the ExpertPlan subaccount record keeping system maintained for DWS Investments-branded plans that are currently purchasing Class B shares instead will purchase Class A shares at net asset value, without a sales charge.

The reinstatement feature described in the
 prospectus will be modified on the Effective Date to no longer permit certain shareholders who have sold their Class B shares to repurchase Class B shares within the six month period following the sale with a reimbursement (in the form of shares) of the CDSC. However, within the six month period after the sale, such shareholders may continue to purchase Class A shares without a sales charge with the proceeds of the sale of Class
B shares (but without a reimbursement of the CDSC),
 subject to the conditions of the
reinstatement feature as described in the prospectus.



Item 77I - DWS Global Small Cap Growth Fund

Effective March 1, 2010 (the "Effective Date"),
 Class B shares of DWS Global Small Cap
Growth Fund (the "Fund") will be closed to new purchases, except that Class B shares may continue to be purchased in connection with an exchange or the reinvestment of dividends or other distributions (including the investment of dividends and distributions in Class
B shares of another fund). From and after the Effective Date, except as noted above, no new purchases of
Class B shares will be allowed, whether by new investors or existing shareholders, including purchases under an automatic investment plan.
The Effective Date is subject to change.

The closing of the Class B shares will not affect:
(a) the right of shareholders of Class B shares to continue to sell (redeem) their shares as provided in the prospectus, subject to any applicable contingent deferred sales charge ("CDSC"); or (b) the automatic conversion of Class B shares to Class A shares six years after purchase. Class
B shares held as of the Effective Date will continue as Class B shares with all Class B attributes, including Rule 12b-1 fees, until sold or until their automatic conversion to Class A shares.

Class A and Class C shares will continue to be offered as provided in the Fund prospectus.
Investors should note the differences among the classes as described in the prospectus, including differences in sales charges and operating expenses.

From and after the Effective Date, purchases by shareholders under Class B shares automatic investment plans ("AIPs") established on or prior to December 1, 2009 will be automatically continued with Class A shares. Such shareholders will then be permitted to purchase Class A shares at net asset value, without a sales charge, whether as part of their AIP or otherwise. The foregoing applies only to purchases under (i) AIPs established directly with DWS Investments
("DWS AIPs") and, (ii) provided they are identified
 as an AIP by DWS Investments, AIPs
sponsored by others, such as government direct deposit,
 employer sponsored payroll direct
deposit and auto-debit programs established with the shareholder's bank or credit union ("non-
DWS AIP"). Shareholders with a non-DWS AIP should contact DWS Investments prior to the Effective Date to ensure that their account is identified as an AIP. For any AIP established after December 1, 2009, this privilege to purchase Class
A shares without a sales charge will not apply and orders for Class B shares from such an AIP received on or after the Effective Date will not be accepted. For this reason, shareholders will not be permitted to establish DWS AIPs for Class B shares after December 1, 2009 and shareholders should not establish non-DWS AIPs for Class B shares after that date.

Additionally, from and after the Effective Date, certain employer-sponsored employee benefit plans (known as "DWS Investments Flex Plans") using the ExpertPlan subaccount record keeping system maintained for DWS Investments-branded plans that are currently purchasing Class B shares instead will purchase Class A shares at net asset value, without a sales charge.

The reinstatement feature described in the prospectus will be modified on the Effective
Date to no longer permit certain shareholders
 who have sold their Class B shares to repurchase
Class B shares within the six month period following the sale with a reimbursement
(in the form of shares) of the CDSC. However, within the six month period after the sale, such shareholders may
continue to purchase Class A shares without a
 sales charge with the proceeds of the sale of Class
B shares (but without a reimbursement of the CDSC), subject to the conditions of the reinstatement feature as described in the prospectus.

C:\Documents and Settings\e441124\Local Settings\
Temporary Internet Files\OLKAE\Item 77I - Global Small Cap.docx